                                                               Exhibit (a)(1)(B)

                              AMENDED AND RESTATED
                                 DECLARATION OF
                                      TRUST
                                  CONSTITUTING
                           EQUITY SECURITIES TRUST II






Dated as of December 12, 2001

                                TABLE OF CONTENTS
                                                                                                                    Page
                                                                                                                    ----

                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

                     TRUST DECLARATION; PURPOSES, POWERS AND
                     DUTIES OF THE TRUSTEES; ADMINISTRATION

SECTION 2.1   Name................................................................................................     5
SECTION 2.2   Office..............................................................................................     5
SECTION 2.3   Resignation of Initial Trustee; Transfer of Beneficial Interest.....................................     5
SECTION 2.4   Declaration of Trust; Purposes of the Trust; Statement of Intent....................................     6
SECTION 2.5   General Powers and Duties of the Trustees...........................................................     7
SECTION 2.6   Portfolio Acquisition...............................................................................     8
SECTION 2.7   Portfolio Administration............................................................................     8
SECTION 2.8   Manner of Sales.....................................................................................    10
SECTION 2.9   Limitations on Trustees' Powers.....................................................................    11
SECTION 2.10  Legal Title to Trust Property.......................................................................    11
SECTION 2.11  Situs of Trust......................................................................................    11

                                   ARTICLE III

                              ACCOUNTS AND PAYMENTS

SECTION 3.1   The Trust Account...................................................................................    12
SECTION 3.2   Payment of Fees and Expenses........................................................................    12
SECTION 3.3   Distributions to Holders............................................................................    12
SECTION 3.4   Segregation.........................................................................................    12
SECTION 3.5   Temporary Investments...............................................................................    12

                                   ARTICLE IV

                                   REDEMPTION

SECTION 4.1   Redemption..........................................................................................    13

                                    ARTICLE V

                            ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF EQUITY TRUST SECURITIES

SECTION 5.1   Form of Certificate.................................................................................    13
SECTION 5.2   Transfer of Equity Trust Securities; Issuance, Transfer and Exchange of Certificates................    14
SECTION 5.3   Replacement of Certificates.........................................................................    14
SECTION 5.4   Limitation on Liability.............................................................................    15
SECTION 5.5   General Provisions Regarding the Equity Trust Securities............................................    15

                                   ARTICLE VI

                            ISSUANCE OF THE CONTRACTS

SECTION 6.1   Execution of the Contracts..........................................................................     16

                                   ARTICLE VII


                                    TRUSTEES

SECTION 7.1   Trustees............................................................................................    16
SECTION 7.2   Vacancies...........................................................................................    16
SECTION 7.3   Powers..............................................................................................    17
SECTION 7.4   Meetings............................................................................................    17
SECTION 7.5   Resignation and Removal.............................................................................    17
SECTION 7.6   Liability...........................................................................................    18
SECTION 7.7   Compensation........................................................................................    18

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1   Meetings of Holders.................................................................................    18
SECTION 8.2   Books and Records; Reports..........................................................................    19
SECTION 8.3   Termination.........................................................................................    20
SECTION 8.4   Amendment and Waiver................................................................................    21
SECTION 8.5   Accountants.........................................................................................    22
SECTION 8.6   Nature of Holder's Interest.........................................................................    22
SECTION 8.7   Delaware Law to Govern..............................................................................    23
SECTION 8.8   Notices.............................................................................................    23
SECTION 8.9   Severability........................................................................................    23
SECTION 8.10  Counterparts........................................................................................    23
SECTION 8.11  Successors and Assigns..............................................................................    23

                    AMENDED AND RESTATED DECLARATION OF TRUST

            This Amended and Restated Declaration of Trust, dated as of December 12, 2001 (the "Trust Agreement"), by and between Salomon Smith Barney Inc., as sponsor (the "Sponsor"), Donald J. Puglisi, William R. Latham III and James B. O'Neill as trustees (the "Trustees"), Alan Rifkin, as initial sponsor, Donald J. Puglisi, as initial trustee, and the Holders (as defined herein), constituting Equity Securities Trust II (the "Trust").

                                   WITNESSETH:

            WHEREAS, Alan Rifkin (the "Initial Sponsor") and Donald J. Puglisi, as trustee (the "Initial Trustee"), have previously entered into a Declaration of Trust dated as of October 30, 2001 (the "Original Agreement"), creating the Trust;

            WHEREAS, the Initial Sponsor desires to transfer his interest in the Trust to the Sponsor;

            WHEREAS, the Initial Trustee desires to resign as trustee of the Trust, such resignation to be effective upon the appointment and acceptance of the Trustees as provided herein;

            WHEREAS, the Trustees hereby ratify and approve the transfer of the interest of the Initial Sponsor in the Trust to the Sponsor;

            WHEREAS, the parties hereto desire to amend and restate the Original Agreement in certain respects; and

            WHEREAS, the Initial Trustee, on behalf of the Trust, and the Sponsor entered into a Subscription Agreement dated November 14, 2001 (the "Subscription Agreement") pursuant to which the Trust issued to the Sponsor one Equity Trust Security in consideration of the aggregate purchase price therefor of $100.00;

            NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided herein. Upon the execution and delivery of copies hereof by the parties hereto, the Original Agreement will be automatically amended and restated in its entirety to read as provided herein.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Trust Agreement, the following words and phrases shall have the meanings listed below. Any reference to any agreement shall be a reference to such agreement as supplemented or amended from time to time.

            "Act": The Delaware Business Trust Act, 12 Del. C. Section 3801 et seq.

            "Additional Contract Price": The Additional Contract Price as defined in the Contracts.

            "Adjustment Event": An Adjustment Event as defined in the Contracts.

            "Administration Agreement": The Administration Agreement, dated as of the date hereof, between the Administrator and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

            "Administrator": The Bank of New York or its successor as permitted under Section 6.1 of the Administration Agreement or appointed pursuant to
Section 2.5(a) hereof.

            "Business Day": A day on which the New York Stock Exchange, Inc. is open for trading that is not a day on which banks in The City of New York are authorized or obligated by law to close.

            "Cash Delivery Option": The Cash Delivery Option as defined in the Contracts.

            "Certificate": Any certificate evidencing the ownership of Equity Trust Securities substantially in the form of Exhibit A hereto.

            "Closing Date": The Closing Date as defined in the Underwriting Agreement.

            "Code": The Internal Revenue Code of 1986, as amended from time to time; each reference herein to any section of the Code or any regulation thereunder shall constitute a reference to any successor provision thereto.

            "Collateral Agent": The Bank of New York or its successor as permitted under the Collateral Agreements.

            "Collateral Agreements": The Collateral Agreements among each of the Counterparties, the Trust and the Collateral Agent, securing the Counterparties' obligations under the Contracts, substantially in the form of Exhibit B hereto.

            "Commencement Date": The day on which the Underwriting Agreement is executed.

            "Commission": The United States Securities and Exchange Commission.

            "Common Stock": Common Stock as defined in the Collateral
Agreements.

            "Company": Cablevision Systems Corporation, a Delaware corporation.

            "Contracts": The forward contract agreements among the Trust and one or more existing shareholders of the Company, substantially in the form of Exhibit C hereto.

            "Counterparties": The Persons named as Counterparties in the Contracts.

            "Custodian": The Bank of New York or its successor as permitted under paragraph 11 of the Custodian Agreement or appointed pursuant to Section 2.5(a) hereof.

            "Custodian Agreement": The Custodian Agreement, dated as of November 14, 2001, between the Custodian and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

            "Equity Trust Securities": The Equity Trust Securities issued by the Trust evidencing a Holder's undivided interest in the Trust and right to receive a pro rata distribution upon liquidation of the Trust Estate.

            "Depositary": The Depository Trust Company, or any successor thereto.

            "Distribution Date": Each [ ], [ ], [ ] and [ ] of each year commencing [ ], 2002, to and including [ ], [ ] or if any such date is not a Business Day, then the first Business Day thereafter.

            "Event of Default": An Event of Default as defined in the Contracts.

            "Exchange": The distribution by the Trust to the Holders of the Shares or Reported Securities and/or cash delivered to the Trust pursuant to the Contracts (or, if the Counterparties elect the Cash Delivery Option under the Contracts, the amount in cash specified in such Contracts as payable in respect thereof), on the Exchange Date.

            "Exchange Date": The Exchange Date as defined in the Contracts.

            "Exchange Rate": The Exchange Rate as defined in the Contracts.

            "Firm Contract Price": The Firm Contract Price as defined in the Contracts.

            "Holder": The registered owner of any Equity Trust Securities as recorded on the books of the Paying Agent.

            "Indemnity Agreement": The Fund Indemnity Agreement dated as of the date hereof between the Trust and the Sponsor substantially in the form of Exhibit D hereto.

            "Investment Company Act": The Investment Company Act of 1940, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

            "Managing Trustee": The Trustee designated as such by the Trustees, who hereby initially designate Donald J. Puglisi as the Managing Trustee.

            "Option Closing Date": The settlement date for the sale of any Option Equity Trust Securities with respect to which the option provided for in
Section 4(b) of the Underwriting Agreement is exercised by the Underwriters.

            "Original Agreement": The meaning specified in the recitals hereof.

            "Participant": A Person having an account with the Depositary.

            "Paying Agent": The Bank of New York or its successor as permitted under Section 6.6 of the Paying Agent Agreement or appointed pursuant to Section 2.5(a) hereof.

            "Paying Agent Agreement": The Paying Agent Agreement, dated as of the date hereof, between the Paying Agent and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

            "Person": An individual, a partnership, a corporation, a trust, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

            "Prospectus": The prospectus of the Trust relating to the offering of the Equity Trust Securities and constituting a part of the Registration Statement, as first filed with the Commission pursuant to Rule 497(b) or (h) under the Securities Act, and as subsequently amended or supplemented by the Trust.

            "Quarterly Distribution": $[ ] per Equity Trust Security paid to each Holder on each Distribution Date (which such amount may be reduced from time to time due to a partial acceleration of the Contracts).

            "Record Date": Each [ ], [ ], [ ], and [ ] of each year commencing [ ], 2002.

            "Registration Statement": Registration Statement on Form N-2 (Registration Nos. 333-72494 and 811-10565) of the Trust, as amended.

            "Reported Securities": Reported Securities as defined in the Contracts.

            "Securities Act": The Securities Act of 1933, as amended from time to time.

            "Shares": Shares of Common Stock to be delivered by the Counterparties to the Trust pursuant to the Contracts, and by the Trust to the Holders pursuant to the Equity Trust Securities, on the Exchange Date.

            "Temporary Investments": Direct short-term U.S. government obligations, as specified from time to time by the Trustees or through standing instructions from the Trustees to the Administrator or the Paying Agent.

            "Transfer Agent and Registrar": With respect to the Common Stock or any Reported Securities at any time, the Person then acting as Transfer Agent and Registrar for such Common Stock or Reported Securities.

            "Treasury Securities": The meaning specified in Section 2.6(b) hereof.

            "Trust Account": The account created pursuant to Section 3.1 hereof.

            "Trust Agreement": The meaning specified in the recitals hereof.

            "Trust Estate": The Contracts and the Treasury Securities held at any time by the Trust, together with any Temporary Investments held at any time pursuant to Section 3.5 hereof, and any proceeds thereof or therefrom and any other moneys held at any time in the Trust Account.

            "Trustee": The meaning specified in the recitals hereof.

            "Underwriters": The meaning specified in the Underwriting Agreement.

            "Underwriting Agreement": The Underwriting Agreement as described in the Prospectus.

                                   ARTICLE II

                       TRUST DECLARATION; PURPOSES, POWERS
                   AND DUTIES OF THE TRUSTEES; ADMINISTRATION

            SECTION 2.1 Name. The Trust is named "Equity Securities Trust II", as such name may be modified from time to time by the Trustees following written notice to the Holders and in which name the Trustees may conduct the affairs of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Trustees.

            SECTION 2.2 Office. The address of the principal office and registered office for service of process of the Trust is Donald J. Puglisi, c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. On ten Business Days' written notice to the Holders, the Trustees may designate another principal office.

            SECTION 2.3 Resignation of Initial Trustee; Transfer of Beneficial Interest; Ratification and Approval of Action of Either or Both of the Initial Sponsor and the Initial Trustee.

            (a) The Initial Sponsor hereby assigns, transfers, conveys and sets over to the Sponsor all of its rights and interests in, to and under the Original Agreement. The Sponsor hereby accepts such assignment effective as of the date hereof.

            (b) The Initial Trustee hereby resigns as trustee of the Trust, such resignation to be effective upon the appointment and acceptance of the Trustees pursuant to Section 2.4(b) of this Agreement. The Initial Trustee hereby conveys, assigns and transfers to the Trustees, effective as of the date hereof, and to their successors and assigns, all the rights, powers and trusts of the Initial Trustee as trustee, under and pursuant to the Original Agreement, and all property and money held by the Initial Trustee as trustee under the Original Agreement. The Initial Trustee hereby represents to the Sponsor and the Trustees that, at the time the Trustees' appointment as such becomes effective, it will hold no monies or other property as trustee under the Original Agreement.

            (c) The Sponsor and the Trustees hereby ratify and approve any and all actions taken by either or both of the Initial Sponsor and the Initial Trustee on behalf of the Trust on or prior to the date hereof.

            SECTION 2.4 Declaration of Trust; Purposes of the Trust; Statement of Intent.

            (a) The Sponsor hereby creates the Trust in order that it may acquire the Treasury Securities, enter into the Contracts, issue and sell to the Sponsor and the Underwriters the Equity Trust Securities, hold the Trust Estate in trust for the use and benefit of all present and future Holders and otherwise carry out the terms and conditions of this Trust Agreement, all for the purpose of achieving the investment objectives set forth in the Prospectus.

            (b) The Sponsor hereby appoints the Trustees of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Act, subject to the limitations set forth in Section 2.9 hereof and elsewhere in this Declaration. Effective as of date hereof, the Trustees shall have all rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust. The Trustees hereby accept such appointment and agree to hold the Trust Estate in trust for the use and benefit of all present and future Holders, subject to all trusts, conditions and provisions of this Agreement, and accept, upon the trusts expressed in this Agreement, all the rights, powers and trusts of the Initial Trustee as trustee under and pursuant to the Original Agreement and agree to be bound by all the terms of the Original Agreement and this Agreement, such acceptance and agreement to be effective as of the close of business on the date hereof.

            (c) The Trust shall not engage in any activities other than those required or authorized by the terms of this Agreement relating to the issuance, sale and payment of the Equity Trust Securities in accordance with their terms, and the acquisition, management, collection and holding of the Trust Estate, all in accordance with the terms of this Agreement.

            (d) It is the intention of the parties hereto that the Trust constitute a business trust under the Act and that this Trust Agreement constitute the governing instrument of the Trust. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes imposed upon, measured by, or based upon gross or net income, the Trust shall be treated as a grantor trust owned solely by the present and future Holders and the provisions of this Agreement shall be interpreted in a manner consistent with such intention.

            (e) The Trustees hereby declare that they will accept and hold the Trust Estate in trust for the use and benefit of all present and future Holders. The Initial Trustee hereby resigns effective upon the appointment and acceptance of the Trustees under the terms of this Agreement. The Sponsor hereby waives the thirty (30) day notice requirement of Section 5 of the Original Agreement. The Initial Sponsor has heretofore deposited with the Initial Trustee the sum of $1 to accept and hold in trust hereunder until the issuance and sale of the Equity Trust Securities to the Underwriters, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

            SECTION 2.5 General Powers and Duties of the Trustees. In furtherance of the provisions of Section 2.4 hereof, the Sponsor authorizes and directs the Trustees, on behalf of the Trust:

            (a) to enter into (if not already entered into) and perform (and, in accordance with Section 8.4(a) hereof, amend), the Contracts, the Collateral Agreements, the Underwriting Agreement, the Fund Indemnity Agreement, the Custodian Agreement, the Administration Agreement, the Subscription Agreement and the Paying Agent Agreement and to perform all obligations of the Trustees (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements; and if any of the Custodian Agreement, the Administration Agreement, the Collateral Agreements and the Paying Agent Agreement terminates, or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than $100,000,000; and (ii) the Administrator and the Collateral Agent shall each be a reputable financial institution qualified in all respects to carry out its obligations under the Administration Agreement or the Collateral Agreements, as the case may be;

            (b) to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in
      Article III hereof;

            (c) to issue and sell to the Underwriters an aggregate of up to 9,791,336 Equity Trust Securities (including those Equity Trust Securities subject to the over-allotment option of the Underwriters provided for in the Underwriting Agreement) pursuant to the Underwriting Agreement and as contemplated by the Prospectus; provided, however, that subsequent to the determination of the public offering price per Equity Trust Security and related underwriting discount for the Equity Trust Securities to be sold to the Underwriters but prior to the sale of the Equity Trust Securities to the Underwriters, the Equity Trust Security originally issued to the Sponsor shall be split into a greater number of Equity Trust Securities, with any fractional shares being rounded down to the nearest integral number, so that immediately following such split the value of each Equity Trust Security held by the Sponsor will equal the aforesaid public offering price;

            (d) to select independent public accountants and, subject to the provisions of Section 8.5 hereof, to engage such independent public accountants;

            (e)   to engage legal counsel and, to the extent required by Section
      2.7 hereof, to engage professional advisors and pay reasonable compensation thereto;

            (f) to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;

            (g) to arrange for the bonding of officers and employees of the Trust as required by Section 17(g) of the Investment Company Act and the rules and regulations thereunder;

            (h) to delegate any and all of its powers and duties hereunder as contemplated by the Custodian Agreement, the Paying Agent Agreement and the Administration Agreement, to the extent permitted by applicable law;

            (i) to adopt and amend bylaws, and take any and all such other actions as necessary or advisable to carry out the purposes of the Trust, subject to the provisions hereof and applicable law, including, without limitation, the Investment Company Act; and

            (j) upon a partial or complete acceleration of the Contracts pursuant to the terms thereof, to liquidate a an amount of Treasury Securities then held by the Trust that is proportionate to the percentage of the value of the Contracts that is being accelerated.

            SECTION 2.6 Portfolio Acquisition. In furtherance of the provisions of Section 2.4 hereof, the Sponsor further specifically authorizes and directs the Trustees, acting on behalf of the Trust:

            (a) to enter into the Contracts with respect to the Shares subject thereto with the Counterparties on the Commencement Date for settlement on the date or dates provided thereunder and, subject to satisfaction of the conditions set forth in the Contracts, to pay the Firm Contract Price and the Additional Contract Price, if any, thereunder with the proceeds of the sale of the Equity Trust Securities, net of underwriting commissions and net of the contract price paid for the Treasury Securities as provided in paragraph (b) below; and, subject to the adjustments and exceptions set forth in the Contracts, the Contracts shall entitle the Trust to receive from the Counterparties on the Exchange Date the Shares or the Reported Securities and/or cash subject thereto (or, if the Counterparties elect the Cash Delivery Option under the Contracts, the amount in cash specified in such Contracts in respect thereof) so that the Trust may execute the Exchange with the Holders; and

            (b) to purchase for settlement at the Closing Date, and at the Option Closing Date, as appropriate, with the proceeds of the sale of the Equity Trust Securities, net of underwriting commissions, U.S. Treasury securities from such brokers or dealers as the Trustees shall designate in writing to the Administrator having the terms set forth on Schedule I hereto ("Treasury Securities").

            SECTION 2.7 Portfolio Administration. In furtherance of the provisions of Section 2.4 hereof, the Sponsor further specifically authorizes and directs the Trustees:

            (a) Determination of Exchange Rate Adjustments. Upon receipt of any notice pursuant to Section 5.4(b) of the Contracts of an event requiring an adjustment to the Exchange Rate, Exchange Price or Closing Price, or upon otherwise acquiring knowledge of such an event, to calculate the required adjustment and furnish notice thereof to the Collateral Agent, the Counterparties and the Administrator, or to request from the Counterparties or the Administrator such further information as may be necessary to calculate or effect the required adjustment;

            (b) Selection of Independent Investment Bank. At such times and for such purposes as provided in the Contracts, to select and retain a nationally recognized investment banking firm to determine the market value of any property as provided in the Contracts, and to deliver to the Counterparties notice pursuant to Section 8.1 of the Contracts identifying the firm proposed to be selected and retained, and to consult with the Counterparties on such selection and retention as provided in such Section 8.1;

            (c) Acceleration. In the event an Acceleration Date shall occur due to an Event of Default as provided in Article VII of any of the Contracts or a partial acceleration of the contracts occurs due to the occurrence of an Adjustment Event as provided in Section 6.2 of the Contracts, to deliver the notice to the related Counterparty contemplated in the last paragraph of Article VII of the Contracts, if applicable, and to liquidate a proportionate amount of Treasury Securities and distribute the proceeds thereof pro rata to each of the Holders of the Equity Trust Securities, together with any shares of Common Stock or other amounts to be distributed to the Holders of the Equity Trust Securities, in each case in accordance with the Contracts and the Collateral Agreements;

            (d) Determination of Exchange Date Amounts. To calculate, on the Exchange Date, the number of Shares or, if the Counterparties elect the Cash Delivery Option under their Contracts, the amount in cash required to be delivered by each of the Counterparties under Sections 1.1 and 1.3 of the Contracts or, if an Adjustment Event shall have occurred, the amount of cash required to be delivered by the Counterparties, and the number of Reported Securities permitted to be delivered by the Counterparties in lieu of all or a portion of such cash, all as provided in Section 6.2 of the Contracts, and to furnish notice of the amounts so determined to the Collateral Agent and the Counterparties;

            (e) Distribution of Exchange Consideration. Unless an Event of Default or an Adjustment Event shall have occurred or the Counterparties elect the Cash Delivery Option under the Contracts (in which event the cash received in respect thereof shall be distributed pro rata to the Holders of the Equity Trust Securities):

                  (i) Determination of Fractional Shares. To determine, on the Exchange Date: (a) for each Holder of Equity Trust Securities, such Holder's pro rata share of the total number of Shares delivered to the Trust under the Contracts on the Exchange Date; and (b) the number of fractional Shares allocable to each Holder (including, in the case of the Depositary, fractional shares allocable to beneficial owners of Securities who own through Participants) and in the aggregate;

                  (ii) Cash for Fractional Shares. To sell, in the principal market therefor, on the Exchange Date, a number of Shares equal to the aggregate number of fractional Shares determined pursuant to clause (i) (b) above, rounded down to the nearest integral number; and to distribute to the Holders, pro rata in accordance with the fractional shares to which they would otherwise have been entitled, the aggregate proceeds of such sale (net of any brokerage or related expenses); and

                  (iii) Delivery of Shares. To deliver the remaining Shares to the Transfer Agent and Registrar on the Exchange Date, with instructions that such Shares be re-registered and re-issued as follows: (a) for and in the name of each Holder (other than the Depositary) who holds Equity Trust Securities in definitive form, if any, the Transfer Agent and Registrar shall be instructed to issue definitive certificates representing a number of Shares equal to such Holder's pro rata share of the total number of Shares delivered to the Trust under the Contracts, rounded down to the nearest integral number and the Trustees shall cause the delivery of such re-registered and re-issued Shares to each respective Holder; and
            (b) the Transfer Agent and Registrar shall be instructed to transfer all remaining Shares to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such Shares to each Participant who holds Equity Trust Securities, with each Participant receiving its pro rata share of the total Shares delivered to the Trust on the Exchange Date, reduced by the aggregate fractional shares allocable to such Participant as described in (i) above;

                  (iv) Distribution of Other Property. To distribute on the Exchange Date to each Holder of Equity Trust Securities such Holder's pro rata share of the total number or amount of each other type of property owned by the Trust at the Exchange Date, rounded to the nearest integral number;

                  (v) Record Date. The distributions described in this Section 2.7(e) shall be made to Holders of record as of the close of business on the Business Day preceding the Exchange Date.

            (f) Obligation to Relist the Shares. In the event the Equity Trust Securities are delisted from any exchange or quotation system, to attempt to have the Equity Trust Securities either relisted on such exchange or quotation system or listed on another exchange or quotation system.

            (g) Obligation to Deliver Notice. To notify The Depository Trust Company and publish a notice in a daily newspaper of national circulation stating whether investors will receive shares of Common Stock or cash. Such obligation will exist only if on or prior to the 30th Business Day prior to the Exchange Date, the Counterparties notify the Trust that they intend to exercise the Cash Delivery Option.

            SECTION 2.8 Manner of Sales. Any sale of Trust property permitted under Section 8.3(c) hereof shall be made through such executing brokers or to such dealers as the Trustees, seeking best price and execution for the Trust, shall designate in writing to the Paying

Agent, taking into account such factors as price, commission, size of order, difficulty of execution and brokerage skill required.

            SECTION 2.9 Limitations on Trustees' Powers. Notwithstanding any other provision in this Declaration, the Trustees are not permitted:

            (a) to purchase or hold any securities or instruments except for the Shares, the Contracts, the Treasury Securities, the Temporary Investments contemplated by Section 3.5 hereof and any Reported Securities, cash or other property delivered pursuant to the terms of any Contract;

            (b) to dispose of the Contracts prior to the Exchange Date, or to dispose of any Treasury Security prior to its maturity, except pursuant to
      Section 2.5(j) hereof;

            (c) to issue any securities, instruments or any other class of interest in the Trust except for the Equity Trust Securities, or to issue any Equity Trust Securities other than the Equity Trust Securities sold to the Sponsor and the Equity Trust Securities to be sold pursuant to the Underwriting Agreement;

            (d)   to make short sales or purchases on margin;

            (e)   to write put or call options;

            (f)   to borrow money;

            (g)   to underwrite securities;

            (h) to purchase or sell real estate, commodities or commodities contracts;

            (i)   to purchase restricted securities;

            (j)   to make loans; or

            (k) to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that would vary the investment of the Holders within the meaning of Treasury Regulation
      Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a "grantor trust" owned solely by the present and future Holders under the Code.

            SECTION 2.10 Legal Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Trustees, a co-trustee and/or a separate trustee, as the case may be.

            SECTION 2.11 Situs of Trust. The Trust shall be located and administered in, and all bank accounts of the Trust maintained in, the State of Delaware or the State of New York. Payments shall be received by the Trust only in the State of Delaware or the State of New York and payments will be made by the Trust only from the State of Delaware or the State of New York.

                                   ARTICLE III

                              ACCOUNTS AND PAYMENTS

            SECTION 3.1 The Trust Account. The Trustees shall, upon issuance of the Equity Trust Securities, establish with the Paying Agent an account to be called the "Trust Account". All moneys received by the Trust or the Trustees in respect of the Contracts, the Treasury Securities and any Temporary Investments held pursuant to Section 3.5 hereof, all moneys received from the sale of the Equity Trust Securities to the Sponsor, and any proceeds from the sale of the Equity Trust Securities to the Underwriters after the purchase of the Contracts and the Treasury Securities shall be credited to the Trust Account.

            SECTION 3.2 Payment of Fees and Expenses. The Sponsor will pay the fees and expenses of the Trust incurred in connection with the offering of the Equity Trust Securities and the costs and expenses incurred in the organization of the Trust.

            SECTION 3.3 Distributions to Holders. On or shortly after each Distribution Date the Trust shall distribute to each Holder of record at the close of business on the preceding Record Date, at the post office address of the Holder appearing on the books of the Trust or Paying Agent or by any other means mutually agreed upon by the Holder and the Trust, an amount equal to such Holder's pro rata share of the Quarterly Distribution computed as of the close of business on such Distribution Date.

            SECTION 3.4 Segregation. All moneys and other assets deposited or received by the Trust or the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Trust Agreement, and the Trust or the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

            SECTION 3.5 Temporary Investments. To the extent necessary to enable the Paying Agent to make the next succeeding Quarterly Distribution, any moneys deposited with or received by the Trustees in the Trust Account shall be invested as soon as possible by the Paying Agent in Temporary Investments maturing no later than the Business Day preceding the next following Distribution Date. Except as otherwise specifically provided herein, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds thereof upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected from time to time by the Trustees or pursuant to standing instructions from the Trustees to the Administrator, and the Administrator and/or Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investment. Any interest or other income received on any moneys in the Trust Account shall, upon receipt thereof, be deposited into the Trust Account.

                                   ARTICLE IV

                                   REDEMPTION

            SECTION 4.1 Redemption. The Trustees shall have no right or obligation to redeem Equity Trust Securities.

                                    ARTICLE V

          ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF EQUITY TRUST
                                   SECURITIES

            SECTION 5.1 Form of Certificate. Each Certificate evidencing Equity Trust Securities shall be countersigned manually or in facsimile by the Managing Trustee and authenticated manually by the Paying Agent in substantially the form of Exhibit A hereto with the blanks appropriately filled in, shall be dated the date of execution and delivery by the Paying Agent on behalf of the Trust and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Equity Trust Securities set forth on the face of such Certificate and the denominator of which shall be the total number of Equity Trust Securities outstanding at that time. All Equity Trust Securities shall be issued in registered form and shall be numbered serially.

            The Equity Trust Securities delivered to the Underwriters on the Closing Date and on any settlement date under Section 5 of the Underwriting Agreement will be issued in the form of a global Certificate or Certificates representing the Equity Trust Securities issued to the Underwriters, to be delivered to the Depositary by or on behalf of the Trust. Such Certificate or Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no beneficial owner of such Equity Trust Securities will receive a definitive Certificate representing such beneficial owner's interest in such Equity Trust Securities, except as provided in the next paragraph. Unless and until definitive, fully registered Certificates have been issued pursuant to the next paragraph, the Trust shall be entitled to deal with the Depositary for all purposes of this Agreement as the Holder and the sole holder of the Certificates and shall have no obligation to the beneficial owners thereof, and none of the Trust, the Trustees, or any agent of the Trust or the Trustees shall have any liability with respect to or responsibility for the records of the Depositary.

            If the Depositary elects to discontinue its services as securities depository and a successor depositary is not appointed by the Trust within 90 days, then definitive Certificates shall be prepared by the Trust. Upon surrender of the global Certificate or Certificates accompanied by registration instructions, the Trustees shall cause definitive Certificates to be delivered to the beneficial owners in accordance with the instructions of the Depositary. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            Pending the preparation of definitive Certificates, the Trustees may execute and the Paying Agent shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees with the concurrence of the Paying Agent. Every temporary Certificate shall be executed by the Managing Trustee and be authenticated by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Managing Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall authenticate and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of Equity Trust Securities. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

            SECTION 5.2 Transfer of Equity Trust Securities; Issuance, Transfer and Exchange of Certificates. Equity Trust Securities may be transferred by the Holder thereof by presentation and surrender of properly endorsed Certificates at the office of the Paying Agent, accompanied by such documents executed by the Holder or his authorized attorney as the Paying Agent deems necessary to evidence the authority of the person making the transfer. Certificates issued pursuant to this Trust Agreement are exchangeable for one or more other Certificates representing an equal aggregate number of Equity Trust Securities and all Certificates issued as may be requested by the Holder and deemed appropriate by the Paying Agent shall be issued in denominations of one Equity Trust Security or any multiple thereof. The Trust and the Paying Agent may deem and treat the person in whose name any Equity Trust Securities shall be registered upon the books of the Paying Agent as the owner of such Equity Trust Securities for all purposes hereunder and neither the Trust nor the Paying Agent shall be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this Section 5.2 hereof shall include the name and address of the record owners of the Equity Trust Securities and shall be closed in connection with the termination of the Trust pursuant to
Section 8.3 hereof.

            A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to the preceding paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees.

            All Certificates cancelled pursuant to this Trust Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy cancelled Certificates.

            The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of Equity Trust Securities as it may, in its discretion, deem necessary.

            SECTION 5.3 Replacement of Certificates. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Paying Agent shall execute and deliver a new Certificate in exchange and substitution therefor upon the Holder's furnishing the Paying Agent with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided that if the Trust has terminated or is in the process of terminating, the Paying Agent, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 8.3(c) hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.3 hereof, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a Holder presenting a Certificate for transfer in the case of an overissue.

            SECTION 5.4 Limitation on Liability. Pursuant to Section 3803(a) of the Act, the Holders of the Equity Trust Securities (which, for the avoidance of doubt, shall include the Sponsor as purchaser of the Equity Trust Security under the Subscription Agreement) shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            SECTION 5.5. General Provisions Regarding the Equity Trust Securities .

            (a) The consideration received by the Trust for the issuance of the Equity Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

            (b) Upon issuance of the Equity Trust Securities as provided in this Trust Agreement, the Equity Trust Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

            (c) Every person, by virtue of having become a Holder in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

            (d) The Trust and every Holder agree to treat an Equity Trust Security as a beneficial interest in a trust that holds zero-coupon U.S. Treasury securities and the Contracts, and that:

                  (i) it will treat each Contract in its entirety as a forward contract for the delivery of the Shares on the Exchange Date (including as a result of acceleration or otherwise), under the terms of which (A) at the time of issuance of the Equity Trust Securities the Holder is required to pay the Counterparties a fixed amount of cash equal to the purchase price of the Equity Trust Securities, less the purchase price of the Treasury Securities, in consideration for the Counterparties' obligations to deliver Common Stock (or cash in lieu of Common Stock) to the Holder at maturity, and (B) at maturity, the Counterparties will deliver to the Holder the number of shares of Common Stock that the Holder is entitled to receive at that time pursuant to the terms of the Equity Trust Securities

            (subject to the right of the Counterparties to deliver cash in lieu of the Common Stock);

                  (ii) it will treat, consistent with the above characterization, amounts paid to the Counterparties in respect of the Contracts as allocable in their entirety to the amount of the cash deposit attributable to such Contracts;

                  (iii) it will not treat the Contracts, any portion of the
            Contracts or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income;

                  (iv) it will not treat the delivery of any portion of the Contract Shares, cash or Reported Securities to be delivered pursuant to this Agreement as the payment of interest or ordinary income; and

                  (v) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in clauses (i) through
            (iv), unless such action or position is required by an applicable taxing authority or unless such action or position is required by a change in statutory law or regulation or by a judicial or other authoritative interpretation of the law enacted, promulgated or published after the date of this Agreement.

                                   ARTICLE VI

                            ISSUANCE OF THE CONTRACTS

            SECTION 6.1 Execution of the Contracts. The Contracts shall be countersigned manually or in facsimile by the Managing Trustee and executed manually by each of the Counterparties and shall be dated the date of execution and delivery by each of the Counterparties.

                                   ARTICLE VII

                                    TRUSTEES

            SECTION 7.1 Trustees. The Trust shall have three Trustees who shall initially be elected by the Initial Trustee. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next regular annual or special meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee's successor is duly elected and qualified. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Trust Agreement and shall evidence his consent by executing this Trust Agreement or a supplement hereto.

            SECTION 7.2 Vacancies. Any vacancy in the office of a Trustee may be filled in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within thirty days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within sixty days (unless the Commission by order shall extend such period) a meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Trust Agreement. Election shall be by the affirmative vote of Holders of a majority of the Equity Trust Securities entitled to vote present in person or by proxy at a special meeting of Holders called for the purpose of electing any Trustee. Each individual Trustee shall be at least 21 years of age and shall not be under any legal disability. No Trustee who is an "interested person", as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in Section 10 of the Investment Company Act. Trustees need not be Holders. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

            SECTION 7.3 Powers. The Trust will be managed solely by the Trustees, who will, subject to the provisions of Article II hereof, have complete, subject to the limitations provided in this Declaration, and exclusive control over the management, conduct and operation of the Trust's business, and shall have the rights, powers and authority of a board of directors of a corporation organized under Delaware law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Trust Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

            SECTION 7.4 Meetings. Meetings of the Trustees shall be held from time to time upon the call of any Trustee on not less than 48 hours' notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

            SECTION 7.5 Resignation and Removal. Any Trustee may resign and be discharged of the trust created by the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than 66 2/3% of the outstanding Equity Trust Securities, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

                  SECTION 7.6 Liability. The Trustees shall not be liable to the Trust or any Holder for any action taken or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of Equity Trust Securities or certificates representing Equity Trust Securities and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust. Each Trustee shall be indemnified from the Trust Account with respect to any claim, liability, loss or expense incurred in acting as Trustee of the Trust, including the costs and expenses of the defense against any such claim or liability, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his office.

                  SECTION 7.7 Compensation. Each Trustee, other than a Trustee who is a director, officer or employee of the Sponsor, any Representative, or the Administrator or any affiliate thereof, shall receive a one-time, up-front fee of $10,800, in respect of its annual fee and anticipated out-of-pocket expenses. In addition, the Managing Trustee shall receive an additional one-time, up-front fee of $3,600 for serving in such capacity. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal through the Exchange Date. The Trustees shall not receive any compensation from the Trust except as set forth in this Section 7.7.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1 Meetings of Holders. The Trustees shall not hold annual or regular meetings of Holders except as set forth herein. A special meeting may be called at any time by the Trustees or upon petition of Holders of not less than 51% of the Equity Trust Securities outstanding (unless substantially the same matter was voted on during the preceding 12 months), and shall be called as provided in Section 7.2 hereof (or as otherwise required by the Investment Company Act and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the Equity Trust Securities outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees). The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder. Except as otherwise specified herein or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the Equity Trust Securities outstanding present in person or by proxy if Holders of a majority of Equity Trust Securities outstanding on the record date are so represented. Each Equity Trust Security shall have one vote and may be voted in person or by duly executed proxy. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution. Any investment company (as defined in Section 3 of the Investment Company Act) owning Equity Trust Securities in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12(d)(1)(c) of the Investment Company Act will be required to vote its Equity Trust Securities in proportion to the votes of all other Holders.

                  SECTION 8.2 Books and Records; Reports. (a) The Trustees shall keep a certified copy or duplicate original of this Trust Agreement on file at the office of the Trust and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Trust Agreement at the office of the Trust and the office of the Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

                  (b) With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a dollar amount per Equity Trust Security and the other information required under
Section 19 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distribute reports as required by Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax and information returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder. The Trustees and Paying Agent shall treat as subject to withholding payments made to Holders as appropriate under United States federal tax law and shall retain all related documentation as required by law. The Trustees shall request, and the Holders shall provide to the Trustees, such forms or certificates as are necessary to establish an exemption from withholding tax and backup withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trustees to assist them in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Trustees shall remit or cause to be remitted amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority, the amount withheld shall be deemed to be a payment in the amount of the withholding to the Holder. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

                  (c) In calculating the net asset value of the Trust as required by the Investment Company Act, (i) the Treasury Securities shall be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees, (ii) short-term investments having a maturity of 60 days or less or shall be valued at cost with accrued interest or discount earned included in interest receivable and (iii) the Contracts shall be valued at the mean of the bid prices received by the Administrator from at least three independent broker-dealer firms unaffiliated with the Trust to be named by the Trustees who are in the business of making bids on financial instruments similar to the Contracts and with terms comparable thereto. In the event that the Trust (acting through the Administrator) is unable to obtain valuations from three independent broker-dealer firms, as required by clause (iii) of the preceding sentence, on a timely basis or without unreasonable effort or expense, the Contracts shall be valued at the median of bid prices received from two such broker-dealer firms. In the event that the Trust (acting through the Administrator) is unable to obtain a valuation for the Contracts that it believes to be reasonable through the above method, or on a timely basis or without unreasonable effort or expense, valuation shall be established at a level deemed to be fair and reflective of the market value for the Contracts based on all appropriate factors relevant to the value of the Contracts determined by an independent expert or appraiser retained by the Trustees or the Administrator on their behalf.

                  SECTION 8.3 Termination. (a) The Trust created hereby shall dissolve, and its affairs be wound up, upon the earliest of (i) the date 90 days after the execution of this Trust Agreement if (x) the Equity Trust Securities have not theretofore been issued or (y) the net worth of the Trust is not at least $100,000 at such time, (ii) the date of the repayment, sale or other disposition, as the case may be, of all of the Contracts, the Treasury Securities and any other securities held hereunder, (iii) the date 10 Business Days after the Exchange Date (or, if the Contracts shall be accelerated pursuant to Article VII thereof, 10 Business Days after the date on which the Trust shall receive the Shares, cash or other property then required to be delivered by each of the Counterparties, or the proceeds of any sale of collateral pursuant to the Collateral Agreements), and (iv) the date which is 21 years less 91 days after the death of the last survivor of all of the descendants of Joseph P. Kennedy living on the date hereof. The Trust is irrevocable, the Sponsor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Sponsor shall not operate to terminate the Trust. The death or incapacity of any Holder shall not operate to terminate this Trust Agreement, nor entitle his legal Underwriters or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Written notice of any dissolution shall be sent to Holders specifying the record date for any distribution to Holders and the time of dissolution as determined by the Trustees, upon which the books maintained by the Paying Agent pursuant to Section 5.2 hereof shall be closed.

                  (c) To the extent permitted by applicable law, for purposes of dissolution under Sections 8.3(a)(ii), (iii) and (iv) hereof, within five Business Days after such dissolution, the

Trustees shall effect the sale of any remaining property of the Trust, and the Paying Agent shall distribute pro rata as soon as practicable thereafter to each Holder, upon surrender for cancellation of its Certificates, its interest in the Trust Estate. Together with the distribution to the Holders, the Trustees shall furnish the Holders with a final statement as of the date of the distribution of the amount distributable with respect to each Equity Trust Security.

                  (d) Upon the winding up of the Trust and its dissolution, the Managing Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Act. Upon the dissolution of the Trust, the sale of Trust property and distribution of the Trust Estate to the Holders, and the filing of the certificate of cancellation, the Trust shall terminate and this Agreement shall be of no further force or effect.

                  SECTION 8.4 Amendment and Waiver. (a) This Trust Agreement, and any of the agreements referred to in Section 2.5(a) hereof, may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Underwriters of the Equity Trust Securities and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; or (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel).

                  (b) This Trust Agreement may also be amended from time to time by the Trustees (or the performance of any of the provisions of the Trust Agreement may be waived) with the consent by the vote of 51% of the Holders of Equity Trust Securities outstanding; provided that this Trust Agreement may not be amended (i) without the consent by vote of the Holders of all Equity Trust Securities then outstanding, so as to increase the number of Equity Trust Securities issuable hereunder above the number of Equity Trust Securities specified in Section 2.5(c) hereof or such lesser number as may be outstanding at any time during the term of this Trust Agreement, (ii) to reduce the interest in the Trust represented by Equity Trust Securities without the consent of the Holders of such Equity Trust Securities, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law, (iv) without the consent by vote of the Holders of all Equity Trust Securities then outstanding, if such amendment would effect a change in the voting requirements set forth in Section
8.1 hereof or this Section 8.4, or (v) without the consent by vote of the Holders of the lesser of (x) 67% or more of the Equity Trust Securities represented at a special meeting of Holders, if more than 50% of the Equity Trust Securities outstanding are represented at such meeting, and (y) more than 50% of the Equity Trust Securities outstanding, if such amendment would effect a change in Section 2.4 or 2.9 hereof.

                  (c) Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder.

                  (d) Notwithstanding subsections (a) and (b) of this Section 8.4, no amendment hereof shall permit the Trust, the Trustees, the Administrator, the Paying Agent or the Custodian to take any action or direct or permit any Person to take any action that (i) would vary the investment of Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust not to be a "grantor trust" under the Code.

                  SECTION 8.5 Accountants.

                  (a) The Trustees shall, in accordance with Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least semi-annually, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accounts based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

                  (b) The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within thirty days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in Section 8.1 hereof, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the Equity Trust Securities present at a special meeting of Holders, if Holders of more than 50% of Equity Trust Securities outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the Equity Trust Securities outstanding to terminate such employment at any time without penalty.

                  (c) The foregoing provisions of this Section 8.5 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

                  SECTION 8.6 Nature of Holder's Interest. Each Holder holds at any given time a beneficial interest in the Trust Estate, but does not have any right to take title or possession of any portion of the Trust Estate. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Trust Agreement, for the Shares, the Contract, the Treasury Securities or other assets or monies from time to time received, held and applied by the Trustees hereunder. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the certificates representing Equity Trust Securities shall be construed to constitute the Holders from time to time as partners or members of an association.

                  SECTION 8.7 Delaware Law to Govern. This Trust Agreement is executed and delivered in the State of Delaware, and all laws or rules of construction of the State of Delaware shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof.

                  SECTION 8.8 Notices. Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to the General Counsel of Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013, Telephone: (212) 816-6000, Telecopier: (212) 816-7912, Attention: General Counsel. Any notice, demand, direction or instruction to be given to the Trust and the Trustees hereunder shall be in writing and shall be duly given if mailed or delivered to the Trust at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Telephone: (302) 738-6680, Telecopier: (302) 738-7210,
Attention: Donald J. Puglisi and to each Trustee at such Trustee's address set forth beneath its signature below, or such other address as shall be specified to the other parties hereto by such party in writing. Any notice to be given to a Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent.

                  SECTION 8.9 Severability. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates, or the rights of the Holders thereof.

                  SECTION 8.10 Counterparts. This Trust Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                  SECTION 8.11 Successors and Assigns. Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor and Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                                  SPONSOR:

                                  SALOMON SMITH BARNEY INC.

                                  By:

                                  /s/ John Chirico
                                  ----------------------------------------------

                                  TRUSTEES:

                                  Managing Trustee


                                  /s/ Donald J. Puglisi
                                  ----------------------------------------------
                                  Name:    Donald J. Puglisi
                                  Address:     850 Library Avenue, Suite 204
                                               Newark, Delaware  19711

                                  /s/ William R. Latham III
                                  ----------------------------------------------
                                  Name:        William R. Latham III
                                  Address:     850 Library Avenue, Suite 204
                                               Newark, Delaware  19711


                                  /s/ James B. O'Neill
                                  ----------------------------------------------
                                  Name:        James B. O'Neill
                                  Address:     850 Library Avenue, Suite 204
                                               Newark, Delaware  19711


                                  INITIAL SPONSOR:


                                  /s/ Alan Rifkin
                                  ----------------------------------------------
                                  Alan Rifkin

                                  INITIAL TRUSTEE:

                                  /s/ Donald J. Puglisi
                                  ----------------------------------------------
                                  Donald J. Puglisi

                                                                      Schedule I

                               TREASURY SECURITIES

                  All terms specified are for stripped principal or interest components of U.S. Treasury debt obligations.

          Payment Date               Aggregate Face Amount, Per Treasury,
          ------------                      Payable at Payment Date
                                            -----------------------
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $
                                                       $

                                                                       Exhibit A

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Equity Securities Trust II or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. This certificate may be exchanged by an authorized representative of DTC in whole or in part for securities in definitive form, registered in the names of such holders as such representative of DTC shall specify, in which case, a new certificate will be issued in the name of Cede & Co. (or in such other name as is requested by such authorized representative of DTC) representing the securities not issued in definitive form.

                  THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT REFERRED TO BELOW TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND.

$____ EQUITY TRUST SECURITIES

                           EQUITY SECURITIES TRUST II

                              CUSIP NO. ___________

NO.  1   ______________ EQUITY TRUST SECURITIES

                  THIS CERTIFIES THAT CEDE & CO. IS THE RECORD OWNER OF __________ EQUITY TRUST SECURITIES OF EQUITY SECURITIES TRUST II CONSTITUTING FRACTIONAL UNDIVIDED INTERESTS IN EQUITY SECURITIES TRUST II, A TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AMENDED AND RESTATED DECLARATION OF TRUST BETWEEN SALOMON SMITH BARNEY INC. AND THE TRUSTEES NAMED THEREIN. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S ADMINISTRATOR AND PAYING AGENT, THE BANK OF NEW YORK, 5 PENN PLAZA, 13TH FLOOR, NEW YORK, NEW YORK 10001, ATTENTION: BETTY COCOZZA. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

                  THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

                  WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

                                    Equity Securities Trust II

DATED:

                                    By


                                    --------------------------------------------
                                    Managing Trustee

COUNTERSIGNED:

The Bank of New York, as Paying Agent

By:


-------------------------------------
Authorized Signature

                                                                       Exhibit B

                         [Form of Collateral Agreement]

                                                                       Exhibit C

                               [Form of Contract]

                                                                       Exhibit D

                       [Form of Fund Indemnity Agreement]





                                      A-5